Exhibit 99.1

ARMOUR Residential REIT, Inc. Reports 21.6%

Annualized CORE Income for Q3 2010

November 12, 2010

ARMOUR Residential REIT, Inc. (NYSE Amex: "ARR" and "ARR.WS") (“ARMOUR” or the “Company”) today announced financial results for the quarter ended September 30, 2010.

Third Quarter 2010 Highlights

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REIT taxable earnings and Core Income of approximately $2.9 million

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Core Income equals annualized yield on June 30, 2010 equity of 21.6%

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Declared and paid $2,669,059 in Q3 2010 dividends

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Q3 dividend paid equals annualized yield on June 30, 2010 equity of 19.6%

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September 30, 2010 book value per common share of $7.29

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Average yield on assets of 3.32% and average net interest spread of 2.88%

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Annualized average principal repayment rate (CPR) for Q3 2010 of 11.1%

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No assets were sold during the third quarter of 2010

Third Quarter 2010 Results

REIT Taxable Earnings and Core Earnings

Estimated REIT taxable earnings for the three-months ended September 30, 2010 were approximately $2.9 million, of which $2.7 million was paid out as dividends on October 29, 2010 to the 7,414,054 shares of common stock outstanding for stockholders of record on September 23, 2010 ($0.36 per share as of September 23, 2010).  The estimated REIT taxable earnings represents an annualized return on June 30, 2010 equity of 21.6%. The amount paid out as dividends represents an annualized return on June 30, 2010 equity of 19.6%. The Company distributes dividends based on its estimate of taxable earnings per common share, not GAAP (generally accepted accounting principles) earnings. REIT taxable earnings and GAAP earnings will differ primarily because the non-taxable unrealized changes in the value of the Company's interest rate hedges are included in GAAP earnings whereas, because they are not realized, hedge valuation changes are not included in taxable earnings.

Core earnings for the quarter ended September 30, 2010, were equal to the estimated taxable REIT income of approximately $2.9 million. No securities were sold in the third quarter of 2010.   “Core earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and early termination of interest rate hedges, unrealized gains or losses on interest rate hedges, and certain non-recurring expenses.  CORE earnings may differ from GAAP earnings as GAAP earnings include the unrealized change in the value of the Company’s interest rate hedging program.

GAAP Earnings

During the quarter ended September 30, 2010, the Company lost approximately $0.5 million. The Company reported a non-realized change in the value of interest rate hedges of approximately $3.4 million which accounts for the majority of the difference between REIT taxable earnings and GAAP earnings.

Dividends

For the quarter ended September 30, 2010, the Company declared a dividend of $0.36 per each of the 7,414,054 common shares outstanding as of September 23, 2010 which was paid on October 29, 2010. The dividend payment totaled $2.7 million compared to approximate taxable REIT income in the quarter of $2.9 million.

Share Count and Equity Capital Raise in Q4 2010

As of September 30, 2010 there were 7,414,054 common shares outstanding. The Company issued 4,600,000 shares of common stock in an underwritten public offering at $7.25 per share on November 9, 2010. As of November 9, 2010 there were 12,014,054 shares outstanding.

Portfolio

The Company’s portfolio, consisting of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, was valued at $540.1 million as of September 30, 2010, which included $11.1 million of unsettled transactions at fair market value. During the third quarter of 2010, the annualized yield on average assets was 3.32% and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.44% resulting in a net interest spread of 2.88% for the quarter.

The $540.1 million portfolio of Agency securities at September 30, 2010 consisted of 68.0% Hybrid ARMs and 8.9% ARMs. The Company defines "Hybrid ARMs" as those adjustable rate Agency securities with longer than 18 months to rate reset and "ARMs" as those adjustable Agency securities with rate resets shorter than 19 months. The Company's portfolio also consisted of 23.1% of fixed rate Agency assets comprised primarily of fifteen year final maturity fully amortizing Agency securities with original principal loan balances no larger than $85,000.

Portfolio Financing, Leverage and Interest Rate Hedges

As of September 30, 2010, the Company financed its portfolio with approximately $490.7 million of borrowings under repurchase agreements. The Company’s debt-to-shareholders’ equity ratio as of September 30, 2010 was 9.08 to 1. The Company’s repurchase agreements had a weighted-average maturity of approximately 39 days. The Company also uses Eurodollar futures contracts to hedge financing rate risk.  As of September 30, 2010, the Company had a notional amount of $195.0 million of various maturities of Eurodollar futures contracts sold at an average fixed rate of 1.60%.

Book Value

The Company’s book value (shareholders’ equity) on September 30, 2010 was $54,035,550 million or $7.29 per each of the 7,414,054 common shares outstanding on that date.

Regulation G Reconciliation

REIT taxable income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. For the year ending December 31, 2010, ARMOUR plans to distribute at least 90% of its REIT taxable income in order to maintain its tax qualification as a REIT. The following table reconciles ARMOUR’s consolidated results from operations to REIT taxable income for the three months ended September 30, 2010:

Three Months ended September 30, 2010

GAAP net income	(458,094)
Plus: GAAP net loss of taxable REIT subsidiary included above	5,120
GAAP net income from REIT operations	(452,974)

Add: Change in value of interest rate hedge	3,391,588
Add: Income tax expense	82
REIT estimated taxable income	$2,938,696

ARMOUR believes that the foregoing reconciliation of REIT taxable income is useful to investors because REIT taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because REIT taxable income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, REIT taxable income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities.    ARMOUR is externally managed and advised by ARMOUR RESIDENTIAL MANAGEMENT LLC (“ARRM”).  ARMOUR Residential REIT, Inc. intends to qualify to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ending December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC").  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive Suite 200 Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340

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